UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  October 19, 2007

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN

1-13923

39-0690900

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02.

Results of Operations and Financial Condition

On October 23, 2007, the Company reported net earnings of $6.1 million, or $0.12 per diluted share, for the quarter ended September 30, 2007, compared to net earnings of $7.2 million, or $0.14 per diluted share, for the third quarter of 2006.  Net sales for the quarter increased to $319.3 million from $306.7 million in 2006.

A copy of the news release is furnished as Exhibit 99.1 to this report.*

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The minimum net worth covenants under the Company’s $125,000,000 senior credit facility (the “Credit Facility”) and $138,500,000 note purchase agreement (the “Note Purchase Agreement”) were amended effective as of October 19, 2007.  Under the Note Purchase Agreement, only Series B and C Senior Notes in an aggregate amount of $103,500,000 remain outstanding following maturity of the Series A Senior Notes in August, 2007.

Under the amendments, the Company’s minimum consolidated net worth covenant is initially $200,000,000 and will be adjusted quarterly to include 25% of the Company’s consolidated net income for the previous quarter (with no deduction for any net loss) and for the proceeds of any sale by the Company of equity interests.  At the time of the amendments, the Company was in full compliance with the terms of all financial and other covenants under the Credit Facility and the Note Purchase Agreement and remains in compliance under the amended terms.

The Credit Facility was also amended by adding a most favored lender covenant which provides that any increase in the net worth covenant in the Note Purchase Agreement will automatically be included as an amendment to the Credit Facility’s net worth covenant.

Item 2.05.

Costs Associated with Exit or Disposal Activities

Closure of Groveton, New Hampshire Mill

On October 19, 2007, the Board of Directors approved a plan to permanently close the Company’s Groveton, New Hampshire mill, with manufacturing operations to cease effective December 31, 2007.  The closure is a result of the limits on the Printing & Writing segment’s profitability caused by the secular decline in the demand for uncoated freesheet papers and over-capacity in the North American market, along with increased input costs, most notably market pulp.  Plans for future Printing & Writing operations are further described in the news release furnished as Exhibit 99.1 to this report.

2

Pre-tax closure charges are estimated to be approximately $72 million, with non-cash charges, primarily related to the write-down of long-lived assets, accounting for approximately $41 million of this total.  The estimated cash expenditures of $31 million include one-time termination benefits, lease termination costs, future costs under the gas transmission agreement in place at the mill, and other related closure costs.  After considering income taxes and an anticipated reduction in working capital, the Company expects the impact of the closure to be cash neutral.  Pre-tax closure charges of approximately $52 million are expected in the fourth quarter of 2007 with the remaining charges of approximately $20 million occurring during the first half of 2008.

Forward Looking Statements

Statements concerning the closure of the Groveton, New Hampshire mill in this report and in Exhibit 99.1 constitute forward-looking information and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated and expressed in this report and the exhibit.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report and the exhibit include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and from time to time, in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 4.1

Amendment No. 3, dated as of October 19, 2007, to $138,500,000 Note Purchase Agreement dated as of August 31, 1999

Exhibit 4.2

Second Amendment, dated as of October 19, 2007, to $125,000,000 Credit Facility dated as of July 27, 2006

Exhibit 99.1*

News release dated October 23, 2007

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  October 23, 2007

By:  SCOTT P. DOESCHER

Scott P. Doescher

Senior Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated October 23, 2007

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

4.1

Amendment No. 3, dated as of October 19, 2007, to $138,500,000 Note Purchase Agreement dated as of August 31, 1999

4.2

Second Amendment, dated as of October 19, 2007, to $125,000,000 Credit Facility dated as of July 27, 2006

99.1

News release dated October 23, 2007